Exhibit 3.103
State of Delaware
Secretary of State
Division of Corporations
Delivered 06:33 PM 12/18/2006
FILED 06:33 PM 12/18/2006
SRV 061159654 — 4270657 FILE
STATE of DELAWARE
LIMITED LIABILITY COMPANY
CERTIFICATE of FORMATION
First: The name of the limited liability company is Ruston Louisiana Hospital Company, LLC
Second: The address of its registered office in the State of Delaware is 160 Greentree Drive, Suite 101 in the City of Dover, DE 19904 County of Kent.
Third: (Use this paragraph only if the company is to have a specific effective date of dissolution.) “The latest date on which the limited liability company is to dissolve is
Fourth: (Insert any other matters the members determine to include herein.)
In Witness Whereof, the undersigned have executed this Certificate of Formation of Ruston Louisiana Hospital Company, LLC this 18 day of December, 2006
BY: /s/ Robin J. Keck, Organizer
Authorized Person(s)
NAME: Robin J. Keck, Organizer
Type or Print

Al Ater	APPLICATION FOR AUTHORITY
Secretary of State	TO TRANSACT BUSINESS IN LOUISIANA
(R.S. 12:1345

	Foreign Limited Liability Company	Return to:
	Enclose $125.00 Filing Fee	Commercial Division
	Make remittance payable to	P. O. Box 34125
	Secretary of State	Baton Rouge, LA 70604-0125
	Do Not Send Cash	Phone (225) 925-4704
Web site: www.sos.louisiana.gov

STATE OF TENNESSEE	Check one	☐ Non Profit	Check one:	☒ Original Application
PARISH/COUNTY OF WILLIAMSON		☒ Business		☐ Amended Application
1. Limited liability company min., Ruston Louisiana Hospital Company, LLC
2. Previous company name: N/A
3. Date of organization: December 18, 2008 Period of duration: perpetual
4. Principal office address In state or country of organization 160 Greentree Drive, Suite 101, Dover, DE 19904
5. Principal business office address: 4000 Meridian Blvd., Franklin, TN 37067
PLEASE INCLUDE COMPLETE STREET ADDRESSES FOR THE FOLLOWING.
6. Principal business establishment in Louisiana: None
7. Registered office address in Louisiana: 1280 Clausel Street, Mandeville LA 70448
8. Registered agent’s name and address in Louisiana: National Registered Agents, Inc.
1280 Clausel Street, Mandeville, LA 70448
9. Nature of business to be transacted in Louisiana [___] services

/s/ Sherry Mori	Assistant Secretary of Sole Member, Ruston
To be signed by Member/Manager	Hospital Corporation
Title and Date 12/19/06
Sworn to and subscribed before me, the undersigned Notary Public on the date: December 19, 2006
/s/ Robert Keck
AGENT’S ACCEPTANCE AND ACKNOWLEDGEMENT OF APPOINTMENT
I hereby acknowledge and accept the appointment of registered agent and on behalf of the above named limited liability company.
/s/ Eileen Chaddock
National Registered Agents, Inc.
Registered Agent
Sworn to and subscribed before me on this date: 12-19-06
/s/ Magalie Ferdinand
Notary

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